ASSET ACQUISITION AGREEMENT- BOTANICAL BIOTECH LLC

THIS Agreement (the "Agreement") made as of the 11th day of March 2021 by and between, Can B̅ Corp., a Florida corporation (the "Buyer") and the undersigned sellers (each, a "Seller" and, collectively, the "Sellers").

PRELIMINARY STATEMENT

WHEREAS, the Buyer desires to acquire, and the Sellers desires to sell, certain of the Sellers' assets; and

WHEREAS, the Buyer intends to form a new wholly owned subsidiary of the Buyer, or rename a current clear wholly-owned subsidiary, (the "Transferee") to hold the assets transferred hereby.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the Sellers and Buyer (each, a "party" and, collectively, the "parties") hereby agree as follows:

1. ACQUISITION OF THE ASSETS

1.01. ACQUISITION OF THE ASSETS. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Seller shall sell, assign, convey and transfer to Transferee, such Seller's entire right, title and interest in and to the assets listed next to such Seller's name as set forth on Exhibit A hereto together with all (i) goodwill associated therewith and (ii) marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person or entity in respect of any of the foregoing and all other promotional properties, in each case primarily used or useful or developed or acquired by the Seller for use in connection with the ownership and operation of the assets on Exhibit A (collectively, the "Assets").

1.02. NO ASSUMPTION OF LIABILITIES FROM THE SELLERS. Upon and subject to the terms and conditions of this Agreement, the Transferee and Buyer shall assume no liabilities from the Sellers and all Assets shall be transferred free and clear of all liens and encumbrances.

1.03. CONSIDERATION FOR THE ASSETS. In consideration for the sale and transfer of the Assets, and subject to the terms and conditions of this Agreement, the Buyer shall, on the Closing Date pay the fair value of the Assets (the "Consideration"), as determined by a neutral third-party appraiser selected by the Buyer and Sellers, payable half in the form of cash or cash equivalent and half in the form of shares of common stock of the Buyer (with standard restrictive legend, the "Shares") at a price per share equal to the average closing price of the common stock of Buyer during the ten (10) consecutive trading days immediately preceding the Closing Date. Buyer will pay the Consideration to the Sellers in accordance with the disbursement instructions set forth on Exhibit B attached hereto. Buyer shall be responsible for the costs of the third-party appraiser.

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1.04. ALLOCATION. The Consideration will be allocated among the Assets in accordance with Exhibit A, and the Buyer and the Sellers will be bound by that allocation in reporting the transactions contemplated by this Agreement to any governmental authority (including without limitation the Internal Revenue Service).

1.05. CLOSING. The Closing shall take place at the offices of Buyer, on a date and at a time to be determined, or at such other place, time or date (including by the exchange of facsimile and/or PDF signatures) as may be mutually agreed upon in writing by the parties (the "Closing Date").

2. **REPRESENTATIONS OF THE SELLERS**

The Sellers hereby severally and jointly represent and warrant to the Buyer and Transferee as follows:

2.01. ORGANIZATION. Each Seller that is not a natural person is duly organized, validly existing and in good standing under the laws of its State of incorporation or organization and has all requisite power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

2.02. MARKETABLE TITLE. The Sellers have good and marketable title to the Assets, free and clear of any and all liens, charges, encumbrances or third-party rights whatsoever. If any such encumbrances exist at or prior to Closing they shall be released by such secured party at or prior to Closing. The use of the Assets is not subject to any lien, and such use does not encroach on the property or rights of any Person.

2.03. TANGIBLE ASSETS. All tangible Assets are free from defect (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used and presently is proposed to be used. In addition, all Agricultural assets and their derivatives are fit for human consumption.

2.04. CONSENT. None of the Sellers is a party to, subject to or bound by any agreement (other than an agreement requiring certain notices and consents which have been given or obtained, as applicable) or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Sellers or the transfer, conveyance and sale of the Assets to the Transferee pursuant to the terms hereof. here are no assets or properties used in the operation of the Sellers' business that are owned by any Person other than the Sellers.

2.05. AUTHORIZATION. The execution and delivery by the Sellers of this Agreement and the agreements provided for herein, and the consummation by the Sellers of all transactions contemplated hereunder and thereunder by the Sellers, have been duly authorized by all requisite company action. This Agreement has been duly executed by the Sellers. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions

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contemplated hereby to which any Seller is a party constitute the valid and legally binding obligations of the Seller, enforceable against it in accordance with their respective terms. The execution, delivery and performance by the Sellers of this Agreement and the agreements provided for herein, and the consummation by the Sellers of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) to the Sellers' actual knowledge, violate the provisions of any law, rule or regulation applicable to the Sellers; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (c) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Sellers pursuant to, any indenture, mortgage, deed of trust, security agreement or other instrument or agreement to which any Seller is a party or by which the Seller or any of its properties is or may be bound. The Sellers have the full right, power and authority to enter into, and execute this Agreement and to transfer, convey and sell to the Transferee the Assets at the Closing. All corporate action of the Sellers necessary for such execution and delivery and the performance hereof and thereof has been duly taken and, upon consummation of the purchase contemplated hereby, the Transferee will acquire from the Sellers good and marketable title to the Assets.

2.06. ABSENCE OF UNDISCLOSED LIABILITIES. Sellers have disclosed to Buyer in Schedule 2.06 all liabilities relating to or affecting the Assets or their use. The Sellers shall retain any and all liability and/or obligation, secured or unsecured whether accrued, absolute, contingent, unasserted or otherwise, except as expressly set forth herein.

2.07. LITIGATION.

(a) there is no action, suit or proceeding to which any Seller is a party (either as a plaintiff or defendant) pending or to the Sellers' actual knowledge, threatened before any court or governmental agency, authority, body or arbitrator and, to the actual knowledge of the Sellers, there is no basis for any such action, suit or proceeding;

(b) none of the Sellers nor, to the actual knowledge of the Sellers, any officer, director or representative of any Seller, have been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the businesses, assets, or properties of the Sellers; and

(c) to the Sellers' actual knowledge, there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring any Seller to take any action of any kind with respect to its business, assets or properties.

2.08. INTELLECTUAL PROPERTY. Schedule 2.08 attached hereto sets forth, next to each Seller's name, a true, correct and complete, in all material respects, list and, where appropriate, a description of, all Assets of such Seller which constitute material items of Intellectual Property owned by, or used or useful in connection with the businesses of, the Sellers, including, but not limited to, supplier and customer lists and related relationships, product formula and production processes, research and development and work in progress, trade secrets, know-how, any other

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confidential information of the Sellers, United States and foreign patents, trade names, trademarks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing (the "Intellectual Property") transferred hereby, and a true, correct and complete list of all material licenses or similar agreements or arrangements to which the Sellers is a party, either as licensee or licensor, with respect to the Intellectual Property. Except as otherwise disclosed in Schedule 2.08:

(a) each Seller is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property listed net to its name on Exhibit A and all designs, permits, labels and packages used on or in connection therewith.

(b) each Seller, as applicable, has the right and authority to use, and the Transferee shall have the right to continue to use immediately after the Closing (in a manner consistent with current use), the Intellectual Property in connection with the conduct of the Seller's business in the manner presently conducted, and to the actual knowledge of the Sellers, such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

(c) No Seller has received notice of, and does not have actual knowledge of any basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against any Seller that any of the operations, activities, products, services or publications of any Seller or any of its customers or distributors infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others;

(d) there are no outstanding nor, to the actual knowledge of the Sellers, any threatened disputes or other disagreements with respect to any research and development in process or licenses or similar agreements or arrangements described in Schedule 3.07 or with respect to infringement by a third party of any of the Intellectual Property;

(e) no officer or director of any Seller nor, to the actual knowledge of the Sellers, any member or manager of any Seller, or any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intellectual Property; and

(f) the Sellers do not have any actual knowledge that any third party is infringing, or has threatened to infringe upon or otherwise violate, any of the Intellectual Property in which the Sellers have ownership rights.

2.09. CONTRACTS AND COMMITMENTS.

(a) Schedule 2.09 attached hereto contains a true, complete and correct list of the following contracts, agreements, arrangements or other understandings, whether written or oral (collectively, the "Contracts") which relate to the Assets being sold:

(i) all Contracts, agreements, commitments, purchase orders or other understandings or arrangements to which any Seller or any of its property is bound which (A) involve payments

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or receipts by any Seller of more than $5,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) under which the consequences of a default or termination would reasonably be expected to have a material adverse effect;

(ii) all material agency, distributor, sales representative, franchise or similar agreements to which any Seller is a party or by which any Seller or any of its property is bound;

(iii) all Contracts imposing a non-competition or non-solicitation obligation on any Seller; and

(iv) any other material agreements or contracts entered into by any Seller, excluding all non-disclosure agreements between a Seller and third parties.

(b) Except as set forth on Schedule 2.09:

(i) each Contract is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Sellers do not have any actual knowledge that any Contract is not a valid and binding agreement of the other parties thereto, except where the failure to be a valid and binding Agreement would not reasonably be expected to result in a Material Adverse Effect.

(ii) the Seller has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Seller, on its part prior to the date hereof, and the Sellers have no reason to believe that the Seller will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof, except where the failure to fulfill all material obligations required pursuant the contract would not reasonably be expected to result in a Material Adverse Effect;

(iii) the Seller is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto, except for such breach, default or events that would not reasonably be expected to result in a Material Adverse Effect; and

(iv) to the actual knowledge of the Sellers, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto, except for such breach, default or events that would not reasonably be expected to result in a Material Adverse Effect.

2.10. COMPLIANCE WITH AGREEMENTS AND LAWS. To their actual knowledge, the Sellers have all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its Assets (collectively, the "Permits"). To the Sellers' actual knowledge, no Seller is

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in violation in any material respect of any law or regulation relating to its Assets. To the Sellers' actual knowledge, the business of each Seller as conducted since the date the business commenced operations has not violated, and on the date hereof does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, immigration, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices.

2.11 INTELLECTUAL PROPERTY WHICH RELATE TO THE ASSETS.

(a) Intellectual Property Contracts.

(i) Schedule 2.11 hereto contains, next to each Seller's name, a complete and accurate list and summary description, including any royalties paid or received by the Seller, of all effective Contracts relating to the Intellectual Property to which the Seller is a party or by which the Seller is bound, except for any license implied by the sale of a product and perpetual, paid-up royalty free and transferable license rights for 'off-the-shelf' third party application software or Software-as-a-Service that the Seller licenses for use in the Seller's business, in any individual case, under a license with a maximum payment obligation on the part of the Seller of less than $1,000. There are no outstanding or, to the actual knowledge of the Sellers, threatened disputes or disagreements with respect to any such Contract. Except for any rights under written licenses or other written Contracts related to the Intellectual Property, no current or former employee of Sellers and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

(ii) All key employees and consultants of the Sellers who are involved in the design, review, evaluation or development of the Intellectual Property have executed a nondisclosure and assignment of inventions agreement (a "Confidentiality Agreement"), as listed on Schedule 2.11(ii).

(iii) None of the employees or consultants of the Sellers are subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of the Sellers' businesses. No employee of the Sellers has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his or her work to anyone other than the Sellers. Schedule 2.11(iii) hereto lists all currently effective Contracts between any Seller and a third party that imparts or that imparted an obligation of noncompetition, secrecy, confidentiality or non-disclosure upon a Seller or any third party. Except as described in Schedule 2.11(iii) hereto, the Sellers have no reason to believe that any Seller or any employee thereof either is or was under any obligation of non-competition, secrecy, confidentiality or non-disclosure to any third party.

(iv) To the knowledge of the Sellers, no employee or consultant of any Seller (1) has used any other person or entity's trade secrets or other information that is

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confidential in the course of his or her work or (2) is, or is currently expected to be, in default under any term of any Contract relating to the Intellectual Property, or any Confidentiality Agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

(b) Know-How Necessary for the Sellers' Businesses.

(i) The Intellectual Property constitutes all of the Intellectual Property that has been used or relied upon in the operation of the Sellers' businesses during the past 12 months and continues to be necessary for the operation of the businesses of the Sellers. Each Sellers is the owner of all right, title and interest in and to each item of the Intellectual Property listed next to its name on Schedule 2.08, and has the right to use all of the Intellectual Property without payment to a third party.

(ii) Set forth in Schedule 2.11(b)(iii) hereto is a complete and correct list of all URL's used in the operation of the Sellers' businesses and a description of all of Sellers' rights with respect thereto.

(c) Trademarks which relate to the Assets

(i) Schedule 2.11(c) hereto contains a complete and accurate list and summary description of all trademarks in which any Seller has an ownership interest. Each Sellers is the owner of all right, title and interest in and to each of the trademarks listed next to such Seller's name.

(ii) All trademarks that have been registered with the US Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within 90 days after the Effective Date.

(iii) No trademark has been or is, to the actual knowledge of the Sellers, now involved in any opposition, invalidation or cancellation and no such action is threatened with respect to any of the trademarks.

(iv) To the actual knowledge of the Sellers, there is no potentially interfering trademark or trademark application of any third party.

(v) No trademark is infringed or, to the actual knowledge of the Sellers, has been challenged or threatened in any way. No Seller infringes, nor has any Seller been alleged to infringe, upon any trade name, trademark or service mark of any third party.

(vi) All products and materials containing a trademark bear the proper federal registration notice where permitted by applicable law.

(d) Copyrights which relate to the Assets.

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(i) Schedule 2.11(d) hereto contains a complete and accurate list and summary description of all copyrights which each Seller has registered or for which an application to register is in process in which such Seller has an ownership interest. Each Sellers is the owner of all right, title and interest in and to each of its copyrights, free and clear of any and all liens and other encumbrances.

(ii) All of the copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the date of Closing.

(iii) No copyright which any Seller has registered or for which an application to register is in process has, to the knowledge of Sellers, been infringed or has been challenged or threatened in any way. No Seller infringes, nor has any Sellers been alleged to infringe, upon any copyright of any third party or a derivative work based on the work of at third party.

(iv) All works encompassed by the copyrights have been marked with the proper copyright notice.

(e) Trade Secrets, Formulas, Recipes, Customer Lists, Artwork, Social Media.

(i) With respect to each trade secret, the documentation relating to such trade secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii) The Sellers have taken all reasonable precautions to protect the secrecy, confidentiality and value of their trade secrets. Each Seller has good title and an absolute right to use its trade secrets. Its trade secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person (other than Sellers) or to the detriment of the Sellers' businesses. No trade secret is subject to any adverse claim or has been challenged or threatened in any way.

(f) Totality of Intellectual Property Filings. Other than as set forth in Schedules 2.11 (such schedules are collectively hereinafter referred to as the "IP Schedules") hereof includes all of the Intellectual Property owned or controlled by Sellers on or prior to the Closing Date with respect to the Assets used in the Sellers' businesses during the previous 12 months. Other than as set forth in the IP Schedules hereof, there are no other United States or unpublished foreign filings owned or controlled by any Seller filed prior to the Effective Date, which claims pertain in any way to a Seller's Intellectual Property, nor does any Seller have any present intention to make such filings.

(g) Products. Each product manufactured, sold or otherwise delivered by the Sellers, or that is included in the inventory that is part of the Assets (the "Products") has been in conformity

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with all applicable contractual commitments and all express and implied warranties and has been tested for safety, and labeled with all required warnings, in accordance with all applicable laws. There have been no product recalls or withdrawals by the Sellers or tampering incidents relating to any Products.

2.12 SELLERS BENEFIT PLANS. No Seller has, or has ever had, any employee benefit plans.

2.13 CUSTOMERS AND SUPPLIERS. With respect to the Assets, Schedule 2.13 attached hereto sets forth a true, correct and complete list of (a) the name of each customer of the Sellers, and (b) the names of suppliers (by dollar volume) of the Sellers. Except as otherwise set forth on Schedule 2.13, each Seller has good customer and supplier relations and none of the customers or suppliers of the Seller has notified the Seller that it intends to discontinue or materially diminish its relationship with the Seller.

2.14 CONFLICTS OF INTEREST. No Seller or officer, director thereof nor, to the actual knowledge of the Sellers, any affiliate of any such person, now has or within the last three (3) years had, either directly or indirectly:

(a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to any Seller or purchases or during such period purchased from the Seller any goods or services, or otherwise did business with the Seller during such period; or

(b) a beneficial interest in any contract, commitment or agreement to which any Seller was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Seller and such persons in their capacities as employees, officers or directors of the Seller.

2.15 FULL DISCLOSURE. There are no intentionally materially misleading statements in any of the representations and warranties made by the Sellers in this Agreement, the Exhibits or Schedules to this Agreement, or any certificates or correspondence.

2.16 LEGEND. The Sellers acknowledge and agree that the certificate (or certificates) representing the Shares, shall bear the following legend:

"SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (I) UPON EFFECTIVE REGISTRATION OF THE SECURITIES UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR (II) UPON ACCEPTANCE BY THE COMPANY OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS IS SATISFACTORY TO

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COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.."

2.17 SHARES. Each Seller: (a) is aware that the Shares are "restricted securities," as defined in Rule 144 under the Act, and there is a limited market in which to trade the Shares, (b) has had a chance to review the business and financials of the Buyer and has reviewed the filings made by the Buyer with the SEC, (c) has had the opportunity to consult with counsel as to receipt of the Shares, (d) is sophisticated and or has experience investing in shares of development stage companies like the Buyer, (e) has a financial condition such that the Seller can afford to bear the economic risk of holding the Shares for an indefinite period of time and has adequate means for providing for the Seller's current needs and personal contingencies, (f) can afford to suffer a complete loss of its investment in the Shares, (g) understands and has taken cognizance of all risk factors related to the receipt of the Shares, (h) agrees that the Shares are being acquired by the Seller for his/her/its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, and (i) has no present intention of selling or otherwise distributing the Shares in violation of the Securities Act.

3. REPRESENTATIONS OF THE TRANSFEREE AND BUYER

The Buyer represents and warrants to the Sellers that:

3.01. ORGANIZATION AND AUTHORITY. The Buyer is duly organized, validly existing and in good standing under the laws of the State of its formation, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

3.02. AUTHORIZATION. The execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer, (b) violate the provisions of the Buyer's formation documents, (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator, or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Buyer is a party or by which the Buyer is or may be bound.

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3.03. LITIGATION. There is no suit, claim, action or legal administrative, arbitration or order, proceeding or governmental investigation pending or, to the actual knowledge of the Transferee and Buyer, threatened, to which the Transferee and Buyer is a party.

3.04. SHARES. When issued, the Shares will be duly authorized, validly issued, fully-paid and non-assessable

4. ACCESS TO INFORMATION

From the date of this Agreement until the Closing Date, Sellers shall afford the officers, manager, attorneys, accountants and other authorized representatives of the Buyer reasonable access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records, so that the examining party may have an opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Sellers, and the examining party shall be permitted to make abstracts from, or copies of, all such books and records. The Sellers shall furnish to the examining party such financial and operating data and other information as to the business of the Sellers as the examining party shall reasonably request.

5. CONDITIONS TO OBLIGATIONS OF THE BUYER

The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

5.01. CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE SELLERS; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. All representations and warranties of the Sellers shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (except where such representations are made as of a specific date in which case such representations shall be true and correct as of such date), except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Sellers shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

5.02. PERFORMANCE BY THE SELLERS. At the Closing, each Seller shall have delivered to the Transferee and Buyer a certificate signed by such Seller or a duly authorized officer of the Seller, as applicable, as to the Seller's compliance with Section 5.01 hereof.

5.03. CORPORATE PROCEEDINGS. FOR EACH ENTITY SELLER, All consents required to be taken on the part of the Sellers to authorize or carry out this Agreement shall have been taken and the Sellers shall have delivered to the Buyer a copy of the resolutions of its managers and members, or board of directors and shareholders, as applicable, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

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5.04. ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of any Seller to transfer the Assets.

5.05. CLOSING DELIVERIES. At the Closing:

(a) The Sellers shall deliver to the Transferee, or shall otherwise put the Transferee in sole and exclusive control of, all Assets free and clear all liens or encumbrances;

(b) Employee Sellers will each deliver Buyer a duly executed copy of their employment agreements contemplated by Article 10 hereof, respectively;

(c) each Seller that is not a natural person shall deliver to the Buyer a certificate of the applicable secretary of the State as to the legal existence and good standing of such Seller in such state within 10 prior days of Closing; and

(d) the Sellers shall deliver to the Transferee one or more bills of sale or assignments of assets in such forms as approved by Buyer, duly executed by each Seller or an authorized officer of the Seller, as applicable.

6. **CONDITIONS TO OBLIGATIONS OF THE SELLERS**

The obligations of the Sellers under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Sellers:

6.01. CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date (except where such representations are made as of a specific date, in which case such representations shall be true and correct as of such date), except for any changes consented to in writing by the Sellers. The Buyer shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

6.02. CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

6.03. CONSENTS. The Buyer shall have received all requisite consents and approvals of all lenders, and other third parties whose consent or approval is required in order for the Transferee to consummate the transactions contemplated by this Agreement.

6.04. ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or

Initials: ____, ____, ____

person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might reasonably be expected to adversely affect the obligation of the Buyer to pay the Consideration to the Sellers.

7. INDEMNIFICATION

7.01. GENERAL.

(a) By the Sellers. The Sellers shall jointly and severally indemnify and hold harmless the Transferee and Buyer, and their respective directors, officers, employees and agents (the "Transferee Indemnitees") from and against all actual claims, damages, losses, liabilities, costs and expenses including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened action (but expressly excluding indirect, incidental, exemplary, special, consequential or punitive damages (including, without limitation, diminution in value, loss of future revenue or income, or loss of business reputation or opportunity)) (collectively, the "Losses") actually incurred by the Transferee Indemnitees in connection with each and all of the following:

(i) any misrepresentation or breach of any representation or warranty made by the Sellers in this Agreement;

(ii) any breach of any covenant, agreement or obligation of the Sellers contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

(iii) any liability of the Sellers;

(iv) any claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon the use of the Assets prior to Closing; and

(v) any claims made by third parties against the Sellers as a result of the transactions contemplated hereby, including but not limited to any labor/employment and tax related claims.

(b) By the Buyer. The Buyer shall indemnify and hold harmless the Sellers, their respective stockholders, members, managers, directors, officers, employee and agents, as applicable (the "Seller Indemnitees"), from and against all Losses actually incurred by the Seller Indemnitees in connection with each and all of the following:

(i) any misrepresentation or breach of any representation or warranty made by the Buyer or Transferee in this Agreement;

(ii) any breach of any covenant, agreement or obligation of the Buyer or Transferee contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

Initials: BM, W, ____

(iii) any claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon the use of the Assets after Closing.

7.02. CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification under this Section 7, the party seeking indemnification (the "Indemnified Party"), shall promptly notify the other party (the "Indemnifying Party") in writing of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if a suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 7.03 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving prior written notice to the Indemnifying Party as provided in Section 7.03.

7.03. DEFENSE BY THE INDEMNIFYING PARTY. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless the settlement is only for cash and includes a full release of the Indemnifying Party. Without limitation, it shall not be deemed unreasonable to withhold consent to a settlement if equitable relief against the Indemnified Party is contemplated, awarded or stipulated, the Indemnified Party is required to make an admission of civil liability or to the commission of a crime, or money is required to be paid by the Indemnified Party. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third-party claim or the amount or nature of any such settlement,

Initials: ____, ____, ____

the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

7.04. SURVIVAL OF REPRESENTATIONS; CLAIMS FOR INDEMNIFICATION. All representations, warranties and covenants made by the Sellers and the Transferee in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and the consummation of the transactions contemplated hereby for 36 months. Notwithstanding the foregoing, (a) the representations and warranties of the Sellers contained in Article 2 and of the Buyer contained in Article 3 shall survive the Closing and the consummation of the transactions contemplated hereby without limitation for the applicable statute of limitations, and (b) any valid claim that is properly asserted in writing pursuant to Section 7.01 and/or 7.02 prior to the expiration as provided in this Section 7.04 of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied. Notwithstanding anything herein to the contrary, the covenants set forth herein at Section 7.01 hereof shall survive for an indefinite period of time unless otherwise set forth in such section.

8. <u>RESTRICTIVE COVENANTS</u>

8.01. CONFIDENTIALITY. Each Seller acknowledges that the Confidential Information (as defined below) is a valuable and unique asset and covenants that it will not disclose any such Confidential Information after Closing to any person for any reason whatsoever, unless such information is (a) within the public domain through no wrongful act of the Seller, (b) has been rightfully received from a third party without restriction and without breach of this Agreement, (c) is required by law to be disclosed or is disclosed for purposes of defending claims related to the Seller in a manner designed to protect the confidentiality of the Confidential Information, or (d) represents historical information reasonably required by a prospective purchaser of the Seller. "Confidential Information" means information relating to the business of the Seller that is not in the public domain or readily determinable by reference to publicly available sources and specifically including, without limitation, information and knowledge pertaining to products and services offered, innovations, ideas, plans, trade secrets, proprietary information, advertising, sales methods and systems, sales and profit figures, customer and client lists, and relationships with dealers, customers, and clients, suppliers and others who have business dealings with such parties.

8.02. NON-DISPARAGEMENT. No party hereto will disparage or otherwise publish or communicate derogatory statements or opinions about any other party or their respective affiliates, practices, businesses, or personnel, to any person or entity, be it orally, in writing, or otherwise. For purposes of this Agreement, "derogatory" means a statement that detracts from one's character, standing, or reputation.

8.03. ADDITIONAL TERMS. The provisions of this Article 8 will survive Closing to the maximum extent permitted by law.

Initials: ____, ____, ____

9. TERMINATION OF AGREEMENT

9.01. TERMINATION BY AGREEMENT OF THE PARTIES. This Agreement may be terminated by the mutual written agreement of the parties hereto prior to the Closing Date. Any party may terminate this Agreement if the Closing Date has not occurred within 60 days from the date of this Agreement, provided that such date may be extended by the mutual written consent of the parties. In the event of any such termination, the Transferee and Buyer shall have no further obligation or liability to the Sellers under this Agreement, and the Sellers shall have no further obligation or liability to the Transferee and Buyer under this Agreement.

9.02. TERMINATION BY REASON OF BREACH. This Agreement may be terminated by the Sellers, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Sellers or the failure of the Sellers to perform any condition or obligation hereunder. Written notice of any such termination must be delivered by the terminating party to the non-terminating party and non-terminating party shall have 30 days to cure said breach. If such breach shall remain uncured by such 30th day then this Agreement shall be deemed terminated.

10. EMPLOYMENT OF SELLERS

The parties agree that, following the Closing Date, Bradley Lebsock (collectively, the "Seller Employees") will be responsible for overseeing and managing the day-to-day operations of Transferee and reporting the results of such operations to the Buyer. The Buyer and Seller Employees will enter into employment agreements with terms mutually agreeable to the Buyer and Seller Employees prior to the Closing Date. The employment agreements will contain substantially similar representations and provisions typical of similar employment agreements recently entered into by the Buyer, including non-competition terms and assignments of work product. The employment agreements will be for a term of three years each, subject to termination for "cause" and "good reason," as to be defined in the agreements. Each Seller Employee will receive a base salary of $120,000.00 per year plus performance bonuses agreed between the Buyer and Seller Employees. Seller Employees will be entitled to participate in the Buyer's incentive stock option plans on similar terms to other employees of Buyer with similar titles and responsibilities, as determined by Buyer's compensation committee. The Buyer further agrees, after agreeing upon a budget for the Transferee with the Seller Employees, to lend up to $200,000 to the Transferee for its working capital.

11. NOTICES

All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and sent by nationally-recognized, next-day delivery service or mailed by certified or registered mail, return receipt requested, postage prepaid, or by facsimile transmission confirmed in writing by next-day delivery service or by e-mail, to the address, facsimile number, or e-mail address as set forth next to each party's name of the signature page hereof, as the same may be amended by any party by providing written notice of the same to

Initials: ______, ______, ______

the other parties. Receipt of such notices shall be deemed to occur on the date of actual receipt if delivered by registered or certified mail, if sent by facsimile or e-mail six (6) hours from the time of transmission (provided such facsimile or E-mail is sent within two hours prior to the end of normal business hours on a business day or, if not, on the next business day) and confirmed in writing by next-day delivery service, or one (1) business day after it is sent by nationally-recognized, next-day delivery service.

12. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer and Transferee, on the one hand, and the Sellers, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer and Transferee or the Sellers from any obligation or liability under this Agreement.

13. ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS

(a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. This Agreement may only be modified or amended by a written instrument executed by the parties hereto.

(b) If the provisions of any Exhibit or Schedule to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto are hereby incorporated as integral parts of this Agreement.

14. SEVERABILITY

Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

15. EXPENSES

Except as otherwise expressly provided herein, each party will pay all their respective fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. The Sellers shall be responsible for payment of all sales or transfer taxes arising out of the conveyance of the Assets.

Initials: BM, WM, ____

16. GOVERNING LAW/JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party is entitled to bring an action for temporary or preliminary injunctive relief at any time in any court of competent jurisdiction in order to prevent irreparable injury that might result from a breach of this Agreement.

17. SECTION HEADINGS

The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

18. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. Counterparts may be executed and delivered using electronic means, which in each case will have the same effect as a counterpart manually signed and delivered.

19. PREVAILING PARTY

If either party brings a claim or lawsuit against the other party to this Agreement to interpret or enforce any of the terms of this Agreement, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys' fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party.

20. THIRD PARTY BENEFICIARIES

This Agreement is not intended to and shall not be construed to give any third party, Except Transferee (who shall be considered a third-party beneficiary to this Agreement) any interest or rights (including, without limitation, any third-party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

Initials: ______, ______, ______

21. **FURTHER ASSURANCES**

Each of the parties hereto shall from time to time at the request of the other party hereto, and without further consideration, execute and deliver to such other party such further instruments of assignment, transfer, conveyance and confirmation and take such other action as the other party may reasonably request in order to more effectively fulfill the purposes of this Agreement.

22. **CONSULTATION WITH INDEPENDENT COUNSEL**

The parties have had the opportunity to consult with their own legal counsel and other advisors and are entering into this Agreement voluntarily and with a full understanding of the meaning and legal effects of each provision contained in this Agreement. In the event of any dispute regarding the interpretation of any provision of this Agreement, the parties agree that this Agreement and the provisions hereof shall not be construed against any one party as the drafter of this Agreement.

IN WITNESS WHEREOF, this Asset Acquisition Agreement has been duly executed by the parties hereto as of the date first above written.

BUYER: **Can B Corp.**

DocuSigned by:
By: Marco Alfonsi
Name: Marco Alfonsi, CEO

SELLERS:

DocuSigned by:
By: Brad Lebsock
Name: Bradley Lebsock, an Individual

DocuSigned by:
By:
Name: Jordan Schlosser, an Individual

DocuSigned by:
By: Brad Lebsock
Name: Northeast Ag Investments, LLC
Title: Bradley Lebsock, Manager

DocuSigned by:
By: Brandon Arndt
Name: Brandon , an Individual

DocuSigned by:
By:
Name: Jesse Morris, an Individual

Initials: BL, M, JS

Exhibits

Exhibit A - Assets
Exhibit B - Disbursement Instructions

Schedules

2.08 - Intellectual Property
2.06 – Liabilities
2.09 - Contracts and Commitments
3.11 - Intellectual Property Contracts
311(ii) - Confidentiality Agreements
3.11(iii) - Noncompetition Agreements
3.11(b)(iii) - URL's
3.11(c) - Trademarks
3.11(d) - Copyrights
3.13 - Customers and Suppliers

EXHIBIT A TO ASSET PURCHASE AGREEMENT BOTANICAL BIOTECH LLC

Name	Amount	Business	Line Item	Desc.	Verify	Ownership *	Serial #
Echo - lab Content	$3,800.00	Miami	Content material for Lab		SLT	JS	Shot Video and pics of lab
CASCADE SCIENCE - BACK 503-8479047 OR	$3,343.90	Miami	Equipment	Vac Pump	SLT	NEA	See invoice
Heater/Chiller	$8,165.00		Equipment	Heater/Chiller	SLT	JS	Poly Science- 2003-00032
Freezer	$1,200.00		Equipment	Freezer	SLT	JS	Sub Zero ICYX
Peristaltic pump	$3,100.00		Equipment	Peristaltic pump	SLT	JS	FH100 72-330-000
Hot plate/stir	$1,388.00		Equipment	Hot plate/stir	SLT	JS	IKAC MAG SH & contr
Sonicator	$78,000.00		Equipment	SONICATOR	SLT	JS	CL-294 2002001 0106
Hot plate/stir	$1,388.00		Equipment	Hot plate/stir	SLT	JS	IUA
Short Paths Extraction Line	$98,362.08		Equipment	Distillate Equipment	SLT	NEA	Complete Extraction Lab (Invoice)
Hot plate/stir	$1,388.00		Equipment	Hot plate/stir	SLT	JS	IKAC MAG SH & contr
vacuum oven	$4,200.00		Equipment	vacuum oven	SLT	JS	SG2X-60002
Cartridge Filling Machine	$4,500.00		Equipment	Cartridge Filling Machine	SLT	JS	Pkg Mfg America
Roto Vap	$25,799.00		Equipment	Vaporizer	SLT	NEA	USA Labs (invoice)
Hot plate/stir	$1,388.00		Equipment	Hot plate/stir	SLT	JS	IKAC MAG SH & contr
Reactor	$6,349.00		Equipment	Extractor	SLT	NEA	Reactor (see inovice)
Incubator Cabinet	$800.00		Equipment	Incubator Cabinet	SLT	JS	Quinney 12E Q labs
Spray Guns For Hemp	$2,100.00		Equipment	Spray Guns For Hemp	SLT	JS	25R791 G20A25R791005120
Cartridge Capping Machine	$2,300.00		Equipment	Cartridge Capping Machine	SLT	JS	Pkg Mfg America
Peristaltic pump	$2,450.00		Equipment	Peristaltic pump	SLT	JS	FH100 72-330-000
Miami Driver with Equipment	$2,000.00		Freight for Equip CO - FL	Freight	SLT	NEA	Freight for Equipment Delivery
Olivia's - Electrical	$1,700.00		Improvements - electrical	Equipment Installation	SLT	NEA	Electrical invoices
Olivia's - Electrical	$1,100.00		Improvements - electrical	Equipment Installation	SLT	NEA	Electrical invoices
Olivia's - Electrical	$1,100.00		Improvements - electrical	Equipment Installation	SLT	NEA	Electrical invoices
Olivia's - Electrical	$1,500.00		Improvements - electrical	Equipment Installation	SLT	NEA	Electrical invoices
A+ RESTAURANT SUPPLY MIAMI FL	$1,177.00	Miami	Improvements - Plumbing	Plumbing Sink	SLT	NEA	Plumbing Invoices
Plumbing improvements	$2,300.00		Improvements - Plumbing	Water line relocation	SLT	NEA	Plumbing Invoices
Hemp Flower	$36,000.00		Inventory	Hemp Flower	SLT	JS	Visual Inspection in bins- 200#
Smell	$3,617.00		Inventory	Terpenes	SLT	NEA	Concentrate Visual
WALGREENS #3943 MIAMI FL	$26.51	Miami	Supplies	Lab supplies	SLT	NEA	Misc supplies to convert isolate and ex
WALGREENS #4384 HIALEAH FL	$23.18	Miami	Supplies	Lab supplies	SLT	NEA	Misc supplies to convert isolate and ex
AMZN Mktp US*VS7TP14C3 Amzn.com/bill WA	$16.60	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex
LAB ALLEY 512-668-9918 TX	$1,420.00	Miami	Supplies	Pentane	SLT	NEA	Misc supplies to convert isolate and ex
AMZN Mktp US*MD74U28R3 Amzn.com/bill WA	$655.62	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex
ACE HARDWARE - BRICKEL MIAMI FL	$351.93	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex
SUMMIT INDUSTRIAL SUPP 831-2262948 CA	$295.00	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex
Amazon.com*FQ85B93K3 Amzn.com/bill WA	$175.47	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex
WM SUPERCENTER #2091 DORAL FL	$83.80	Miami	Supplies	General	SLT	NEA	Misc supplies to convert isolate and ex
AMZN Mktp US*Q46AV5YA3 Amzn.com/bill WA	$20.98	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex
AMZN Mktp US*6G0MJ5PW3 Amzn.com/bill WA	$74.95	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex
AMZN Mktp US*FM9YI72G3 Amzn.com/bill WA	$36.42	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex
AMZN Mktp US*209KX2BB3 Amzn.com/bill WA	$38.94	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex
USA LAB INC 734-8554890 MI	$66.75	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex
AMZN Mktp US*IP2DN75T3 Amzn.com/bill WA	$14.99	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex

HARBOR FREIGHT TOOLS 5 MIAMI FL	$606.61	Miami	Supplies	Pallet Jack, Fans	SLT	NEA	Misc supplies to convert isolate and ex	
AMZN Mktp US*XY5CL9GV3 Amzn.com/bill WA	$393.57	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex	
WAL-MART #4140 MIAMI FL	$175.92	Miami	Supplies	Distilled water,	SLT	NEA	Misc supplies to convert isolate and ex	
ULINE *SHIP SUPPLIES 800-295-5510 WI	$2,652.12	Miami	Supplies	See receipt	SLT	NEA	Misc supplies to convert isolate and ex	
GFS CHEMICALS INC POWELL OH	$1,738.58	Miami	Supplies	Isol Propol Alchol - Tolulene	SLT	NEA	Misc supplies to convert isolate and ex	
THE LAB DEPOT 800-7332522 GA	$383.06	Miami	Supplies	Glass Jars	SLT	NEA	Misc supplies to convert isolate and ex	
GFS CHEMICALS INC POWELL OH	$50.00	Miami	Supplies	Freight?	SLT	NEA	Misc supplies to convert isolate and ex	
AMZN Mktp US*BY24F1X03 Amzn.com/bill WA	$188.70	Miami	Supplies	Lab Supplies	SLT	NEA	Misc supplies to convert isolate and ex	
AUTOZONE #5241 MIAMI FL	$10.69	Miami	Supplies	Acetone	SLT	NEA	Misc supplies to convert isolate and ex	
WALGREENS #2790 MIAMI FL	$31.54	Miami	Supplies	Isol Propol Alchol	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$299.14	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$91.65	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$141.11	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$64.08	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$313.23	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$107.94	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$382.36	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$532.69	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$559.26	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$99.65	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$99.54	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$41.16	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$0.00	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
Home Depot - Lab Supplies	$278.15	Miami	Supplies	Misc lab supplies	SLT	NEA	Misc supplies to convert isolate and ex	
CBG Isolate - 15 kilos	$19,500.00	Miami	Isolate for extraction	Isolate for extraction	SLT	JM/BA	Products to convert into isolate isome	
CBG Distillate - 30 liters	$22,500.00	Miami	Distillate for extraction	Distillate for extraction	SLT	JM/BA	Products to convert into isolate isome	
	$355,056.87							
See Disbursement Schedule								
Wire Transfer- See Exhibit B	**-$177,528.44**							
Shares of common stock at $.50 per share	**710,114**							
*** Ownership**								

Exhibit B- Botanical Biotech LLC Asset Purchase Acquisition

Disbursements

Name	Cash/Wire	Shares @ $.50/share
Northeast Ag investments LLC	$71,198.02	142,396
Bradley Lebsock	$9,246.92	18,494
Lauryn Lebsock		
Jordan Schlosser	$76,083.50	152,167
Brandon Arndt	$10,500.00	21,000
Jesse Morris	$10,500.00	21,000
TOTAL	$177,528.44	355,057

Exhibit 2.06

Liabilities

1. Lease at 2041 NW 1st Ave, Miami, FL 33127 – approx. $10,000/month

2. Internet – Approx $600/month

3. Utilities – Approximately $2,500/month

4. Possibly water company – Approx $250

BA W

Exhibit 2.08

Intellectual Property

1. No intellectual property purchased.

Exhibit 2.09

Contract and Commitment

311 – Intellectual Property Contracts

1. No intellectual property contracts.

2. NO PERSONAL SERVICE CONTR.

BM JM

Exhibit 3.11

Intellectual Property Contracts

1. No Intellectual Property Contracts

Exhibit 311(ii)

Confidentiality Agreements

None

Exhibit 311(iii)

Noncompetition Agreements

Brad Lebsock

1. No Noncompetition Agreements for Brad Lebsock
    a. Prior obligations to the following related industry companies:
        i. L7 Ag, LLC – Colorado Lebsock Family Hemp Company
        ii. Botanix Equities, LLC – Colorado / New York Hemp investment
            i.

BL M

Exhibit 311(b)(iii)

URL's

1. No URL's included

Exhibit 311(c)

Trademarks

1. No Trademarks included

Exhibit 311(d)

Copyrights

1. No Copyrights included

Exhibit 313

Customers and Suppliers

Customers

1. New business – no current customers.

Suppliers

1. New Business – will need to set up CANB accounts – currently under personal accounts